PURCHASE & SALE AGREEMENT

This Purchase & Sale Agreement ("Agreement") is dated as of December 31, 2019, by and between SolarMax Technology Inc. , 3080 12th St, Riverside, CA 92507 ("Seller") and Optimal Solar LLC, POB 743Mableton GA 30126 ("Buyer").

RECITALS

1. Seller is in the business of reselling and distributing solar energy products.

2. Buyer is in the business of building and owning solar energy projects.

3. Seller desires to sell _27,200_ pieces of photovoltaic solar modules known by its model number SunSpark SST-375M, and _400_ pieces of inverters known by its model number Solectria PVI-50TL-480 _(the "Products") to Buyer, and Buyer desires to purchase the Products from Seller on behalf of its project Grand Solar Systems which requires panels and inverters for several 100 kW Hotel installs ("Projects") on the terms and conditions contained in this Agreement. Seller will have the ability to provide changes for similar type and quality of panels and inverters with written permission of buyer due to unforeseen supply chain issues.

AGREEMENT

Seller and Buyer agree as follows:

1. Purchase Price. Buyer agrees to buy and Seller agrees to sell the Products for the purchase price of:

Products	Price Per watt ($/watt)	Purchase Price (US$)	Delivery Date
SunSpark SST-375M Panels 27,200 (pcs)	**$0.43**	**$4,386,000**	**On or before March 31, 2020**
Solectria PVI-50TL-480 Inverters 400 (pcs)	**$0.13**	**$2,600,000**	**On or before March 31, 2020**
		$6,986,000	

2. Payment. Payment of the Purchase Price is due as follows:
A. 50% payment is due on or before March 31, 2020 and 50% will be paid before delivery of the products. Seller may cancel this contract for cause at any time prior to full payment of product. Buyer will have 30 days to cure any cause for cancellation. Seller will submit to buyer in writing the cause for cancellation to the address above.

B. Incoterms; Delivery. The Products are sold FOB term including delivery to the warehouse facility of SunSpark Technology Inc. 3080 12th Street Riverside, CA 92507 Incoterms 2012. Title passes to Buyer at the time risk of loss passes pursuant to the specified Incoterm. Seller will deliver the Products

in accordance with the specified Incoterm on or before March 31, 2020 for the shipment Seller shall provide Buyer with Manufacturer's flash test data for all modules and any test data on the inverters.

3. Warranty. Seller will provide Buyer with Products manufactured by _SunSpark_("Panel Manufacturer") and Solectria ("Inverter Manufacturer")(and together "Manufacturers"); that Selller will provide good title to the Products; that the Warranty from Manufacturers applies to the Products; that the Products are free from defects in materials and workmanship under normal application, installation, use and service conditions in accordance with the Warranty; and that the Warranty is assignable by Manufacturers to Buyer and Buyer's successor in interest. Seller will allow the Warranty to pass to the Buyer. Manufacturer warranties expressed in this paragraph and on the Warranty shall inure to the benefit of any purchaser in the line of purchase from Buyer to the end customer and that such end customer shall be entitled to make claim on the warranties directly as against Manufacturer.

4. Inspection; Acceptance. Buyer, either itself or any purchaser in the line of purchase, has the right to inspect and test the Products within 10 days after notification of delivery date. If the Products are found to be defective and unable to produce power at the certified amount by Underwriters Laboratory of watts or do not meet applicable specifications on UL and "Quality Criteria of Crystalline Solar Module" and Quality Criteria as in the Exhibits, Buyer may:

(1) reject them and require Seller to cure the defect without charge or cost to Buyer;

(2) retain the nonconforming Products at a reduction in price which is equitable under the circumstances or;

(3) exercise any other remedy available under the Uniform Commercial Code or other applicable law.

The Products will be deemed accepted until after inspection. The making or failure to make any inspection of, or payment for or acceptance of the Products, will be considered Buyer has approved and accepted the product. or to avail itself of any other remedies to which Buyer may be entitled, notwithstanding Buyer's knowledge of the nonconformity, its substantiality, or the ease of its discovery.

5. Compliance with Laws. Seller warrants that the Products supplied hereunder will have been produced or provided in compliance with, and Seller will comply with, all applicable laws, orders, rules, regulations, ordinances and conventions.

6. Limitation of Liability. Buyer's sole liability to Seller for breach of this Agreement shall be payment of the amount of the Purchase Price. IN NO EVENT WILL BUYER BE LIABLE TO SELLER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES OF ANY KIND, WHETHER ARISING OUT OF THIRD-PARTY CLAIMS AGAINST SELLER OR OTHERWISE.

Seller's sole liability to Buyer for breach of this Agreement shall be payment of the amount of the Purchase Price. IN NO EVENT WILL SELLER BE LIABLE TO BUYER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES OF ANY KIND, WHETHER ARISING OUT OF THIRD-PARTY CLAIMS AGAINST BUYER OR OTHERWISE.

7. Indemnification. Seller will defend, indemnify, and hold harmless Buyer (including its directors, officers, shareholders, employees, agents, successors, and assigns) from and against any and all loss, damage, claims, liabilities, and expenses of whatever nature or cause (including attorneys' fees and costs) arising out of or resulting in any way from (i) actual or alleged infringement of any patents, trademarks or other intellectual property related to the Products, (ii) any act or omission of Seller, its agents, employees, or subcontractors, related to the Products, resulting in any injury to a person or damage to property, (iii) for defects in the design, manufacture, or other attributes of the Products, unless such claim is solely the result of Buyer's gross negligence or intentional acts or omissions, or (iv) any breach of Seller under this Agreement.

Buyer will defend, indemnify, and hold harmless Seller (including its directors, officers, shareholders, employees, agents, successors, and assigns) from and against any and all loss, damage, claims, liabilities, and expenses of whatever nature or cause (including attorneys' fees and costs) arising out of or resulting in any way from (i) actual or alleged infringement of any patents, trademarks or other intellectual property related to the Products, (ii) any act or omission of Buyer, its agents, employees, or subcontractors, related to the Products, resulting in any injury to a person or damage to property, (iii) for defects in the design, manufacture, or other attributes of the Products, unless such claim is solely the result of Seller's gross negligence or intentional acts or omissions, or (iv) any breach of Buyer under this Agreement.

9. Dispute Resolution. Any claim arising out of or related to this Agreement will be resolved exclusively by arbitration in Riverside County, CA before a tribunal appointed by California Arbitration & Mediation Services, and pursuant to California State Arbitration and Mediation rules. The arbitration and its administration will be conducted in the English language. The award rendered by the tribunal will be final and binding, and judgment may be entered on the award in any court having jurisdiction. Any demand for arbitration must be delivered in writing to the other party before the date when institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitations.

10. Force Majeure. Neither party will be in breach of this Agreement for failure to perform due to war or insurrection, civil commotion, rioting, government actions, terrorist acts, threats or risks to personal safety of employees, fire, earthquake, storm, flood, acts of nature, or any other like circumstances beyond its control (each a "force majeure"). The affected party will commence full performance reasonably promptly after the removal or termination of the force majeure. If a party's performance is affected due to a force majeure for 90 days or more, the other party will be entitled to terminate this Agreement effective on written notice.

11. Notice. All notices required or permitted under this Agreement must be in writing to the address provided above, and will be deemed to have been given (a) upon delivery in person, (b) one business day after being sent by overnight courier, charges prepaid, or (c) five days after being mailed, postage prepaid, as certified mail, return receipt requested. A party may change its notice address for the purposes of this section by written notice given to the other party at least ten (10) days prior to the effective date of such change.

12. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which together will be deemed one and the same instrument. PDF, facsimile, or other electronic signatures will be deemed to be original for all purposes.

13. Assignment. Neither party may assign this Agreement without prior written consent of the other party. Subject to the foregoing restriction on assignment, this Agreement will be binding on and inure to the benefit of the parties' successors and permitted assigns.

14. Governing Law. This Agreement will be governed by and construed under the laws of the state of California, U.S.A., excluding conflict of law provisions.

15. Miscellaneous. This Agreement together with its referenced exhibits represents the entire agreement of the parties with respect to the sale and purchase of the Products. No modification of this Agreement will be enforceable unless in writing and signed by the party against whom enforcement is sought. If arbitration is instituted in connection with this Agreement, the prevailing party will be entitled to an award of its reasonable attorney fees as a part of the arbitration, as well as in any bankruptcy proceeding. If any portion of this Agreement is deemed unenforceable, that portion will be severed and the remainder enforced. A party's failure to insist upon the performance of any provision of this Agreement or failure to exercise any right hereunder on one or more occasions will not constitute a waiver or relinquishment of its right to demand future performance of such provision or to exercise such right in the future. The representatives of Buyer and Seller signing this Agreement represent that they have authority to do so on behalf of their respective companies

SELLER: SolarMax Technology Inc.	BUYER: Optimal Solar LLC
Authorized by	*Authorized by*
Date: December 31, 2019	Date: December 31, 2019

Product	Crystalline solar module	Quality Criteria of Crystalline Solar Module	File Number	P-Module-Inspection-EL & Judgement-0C
Type	Sunspark Standard		Version	C0
Operation Manual	Final Inspection			

Modifier/Date	Auditor/Date	Approver/Date
30/08/2015	25/09/2015	05/10/2015

countersign	

1. Purpose

It is established to make products meet quality requirements and define module grade judgment standard.

2. Scope

The requirement is applicable to finished product quality grade judgment of standard series of crystalline silicon solar module produced by Sunspark.

3. Reference

3.1.Design documents of each standard series Module

3.2.technical documents of each standard series Module

3.3. product monitoring and measuring control procedure

3.4.non-conformity control procedure

4. Terms and Definitions

Grade A: both appearance and electrical are good.

Grade B: minor apperance defect, electrical performance and falsh test curve are abnormal, EL test defect.

Scrap : serious appearance defect and electrical performance, low efficiency cells or too many crack cells,not deserve reworking or unable to rework.

5. Content

5.1 under normal fluorescent light illumination, keep a distance 0.6m~1m with above 1.2 bare eyes to check each module carefully.

5.2 The inspection criteria for scratch of aluminum frame and tempered glass: under normal fluorescent light illumination, keep 1 meter distance with above 1.2 naked eyes to inspect each module,

If it is invisible, can be judged Grade A, whereas should be Grade B.

5.3 the inspection criteria for colour difference: under normal fluorescent lamp illumination, keep 1.2 meter distance with above 1.2 naked eyes to check carefully, if it is not obvious and can be judged A, , whereas it should be Grade B.

6. Judgement

6.1 modules can be classified into several grades: Grade A, Grade B, scrap.

6.2 all the items should be satisfied with Grade A criteria ,then can be judged into Grade A modules.

6.3 as long as one item can't be in accordance with Grade A requirement, but match with Grade B ,then can be judged into Grade B.

6.4 as long as one item can't be in accordance with Grade B,then can be judged into scrap.

Product	Crystalline solar module	Quality Criteria of Crystalline Solar Module	File Number	SOP-Module-Inspection-Judgement-01
Type	Sunspark Standard		Version	OR
Operation Manual	Final Inspection			

7. Inspection content

NO.	Item	Tools	Methods	Level and requirements: Grade A	Grade B	scrap
7.1	Inspect cleanness on front side of module	visual inspection, ruler and feeler guage	visual inspection	1) silicone glue,EVA residues and other dirt on the surface of glass: area≤10mm², QTY<5 ; 2) It has excessive glue at the edge of frame on front side module: not allowed. 3) inner frame silicone overflowing criteria of front side frame: must have silicone glue inside, if can't see the silicone glue, with 0.3 mm feeler guage to measure, if inside depth ≤5mm, it is qualified; should repair and make the inside depth of guage>5mm Description: if modules cleanliness does not follow criteria, should take reworking action. It is not allowed to see silicone glue overflowing out of frame at front side of module	none	none
7.2	cleanness on lateral side of frame	visual inspection and Ruler	lay flat the module and carefully check each side	no silicone glue residues left on lateral side of frame;silicone glue left at frame joints:area≤6mm², QTY≤4 Description: if modules cleanliness does not follow criteria, should take reworking action. silicone glue left at frame joints:area > 6mm²,not allowed	无none	无none
7.3	cleanness on backsheet of modules	visual inspection and Ruler	carefully check backside	1) silicone glue on module frame, QTY on each frame≤4,area>6mm²,not allowed 2) EVA residues on backsheet,QTY≤5, area>10mm²,not allowed 3) no tape residues at drain water hole Description: if modules cleanliness does not follow criteria, should take reworking action.  	none	none

NO.	Item	Tools	Methods	Level and requirements		
				Grade A	Grade B	scrap
7.4	silicone glue overflowing quality at inner frame of module backside	Naked eye and Ruler	carefully check silicone glue overflowing quality on module backside	1) silica glu with Corrugation: curled length≤10cm, curled width≤5mm, quantity≤2 lines. Do not conform with the requirements of the edge can be cut off spare part or repair glue again  silicone at border of backsheet should be smooth, no obvious wavy, meets the requirements.  curled length≥10cm, curled width≥5mm, not allowed 2) silicone glue with irregular concave convex shape: length≤10cm, difference between cancave convex part should be within 5mm, or should repair  length≤10cm, width≤5mm  shape:length≤10 cm, width≤5mm 3) 硅胶需要从内侧溢出，且溢胶量宽度>1mm，否则需要补胶 Silicone glue should overflow out from inside, and glue width > 1 mm, or should repair 	none	none
7.5	module color difference	visual inspection	keepl meter distance with above 1.2 naked eyes to check each vertical placement module (with 45 degree - 90)	1) the cells color should be uniform. it is allowed natural transition among colors: from black, deep blue, blue to slight blue. colour jump is not allowed., e.g: from black to blue. 2) the Mono cells do not allow neighbouring color difference, black module is not allowed to exist color difference in one module and same pallet does not allow to have  Mono cells are not allowed neighbouring color s in one module  Poly cells are allow to exist neighbouring colors difference in one module	Allowed to have colour differece, color spot  The same cell has color jump, color spot judge Grade B.  The same module has color jump, color spot judge Grade B.	none

NO.	Item	Tools	Methods	Level and requirements		
				Grade A	Grade B	scrap
7.6	bubbles/delamination	visual inspection and ruler	carefully check module front side	1) Bubbles are on cells not allowed 2) Bubbles are not on cells: area≤4mm², quantity<=4; or area<=4mm², quantity<=2 or 2 groups are with 2 bubbles or 2 groups can't be connected or close each other. Bubbles can't cause connection between frames and cells.	1) Bubbles are on cells, area≤10mm², quantity≤1, and not on same cell 2) Bubbles are not on cells: area≤2mm², QTY≤20; or area≤20mm², QTY≤3 or 3 groups, QTY≤3 or 2 groups can not be connected or close each other, bubbles can not cause connection between frames and cells.	out of Grade B and delamination can be judged scrap
				Not allowed Bubbles are not on cells: area≤4mm², quantity≤2. Bubbles can't cause connection between frames and cells.	Bubbles on cells,area≤10mm²,quantity≤5,judge gread B Bubbles are not on cells: area≤2mm²,quantity≤20,groups can't cause connection between frames and cells ,judge gread B	
7.7	Inspect cells array	visual inspection and vernier caliper	carefully check front side module	not allowed to mix up Mono and Poly cells or different suppliers cells in one module;	allowed to mix up with Mono and Poly cells or different suppliers cells in one module.	Scrap
				1) 2mm~4mm, 2mm≤distance of cells≤4mm 2) [illegible] distance of strings [illegible] 3) distance from cell to frame>3mm, distance from String connector to cell of 2 ±2 mm 4) After framing, the distance between cells or interconnecting ribbon and frame >3mm 5) For whole cells, the maximum deviation [illegible] the minimum deviation (up and down, left and right, inclination) ≤2mm, acceptable	The distance between cells, strings, frame to cells, string connector to cells is not accordance with Grade A criteria, then judge to be Grade B. But if cells or strings touch each other, should be scrap.	out of Grade B crcells/strings touch, judge scrap
7.8	breach/broken corner of cells	visual inspection and vernier caliper	carefully check module front side	1) Triangle & V chips are not allowed. 2) non sharp - shaped gap does not touch electrode (Figure frame, main grid line, vice - grid line): A. Arc shape chips: length ≤10mm, depth≤0.5mm, Qty≤2 B. broken corner shape chips: Area≤1.5 mm×1.5mm, Qty [illegible] Edge chips should not be more than two in one module 4) Visible broken cells in the module are not allowed. 	1) not allowed triangle and sharp nick 2) No sharp gap: A. Arc shape chips: Length ≤15mm, depth≤1mm, Qty≤3 B. Square shape chips: Area≤2 mm×2mm, Qty ≤1 3) Broken cells in the module are allowed, but not form connection;broken cells cause the distance between cells must be ≥ 0.2 mm; The distance between the strings must be ≥0.5 mm.	out of Grade B criteria 
7.9	soldering mistake	visual inspection and vernier caliper	carefully check module front side	1) Positive deviation of cells ribbons≤0.5mm, length<20mm, N≤4/module, acceptable. 2) curvature <3mm 3) Cells ribbon excess the interconnecting ribbon ≤2 mm 4) The interconnecting ribbon should excess the solder joints for 1.5±1mm	out of Grade A criteria NG NG	

NO.	Item	Tools	Methods	Level and requirements		
				Grade A	Grade B	scrap
7.10	cell visible cracks	visual inspection	carefully check each cell of module	not allowed	not allowed	clear cracks, scrap 
7.11	cells quality	visual inspection and vernier caliper	carefully check each cell of module	1) finger interruption:distance≤2mm, quantity≤6; 2) Virtual printing:area≤5% of one cell; 3) wide dot:area≤0.3mm×0.3 mm, quantity≤3; 4) misalign between ribbon and cell busbar: width≤1/3 of cell busbar; 5) scratch: W< 0.4 mm width and length <30 mm, each cell is not more than 1, each module is not more than 3; Width < 0.1 mm and length< 10 mm scratch can be ignored	1) finger interruption:distance≤4mm 2) Virtual printing:area≤10% of one cell 3) wide dot:area≥0.3mm×0.3 mm 4) misalign between ribbon and cell busbar:width>1/3 of cell busbar	out of Grade B criteria
7.12	Flux leftovers	visual inspection and vernier caliper	carefully check module front side	not allowed	area≤4mm², quantity≤3, and not on the same cell	out of Grade B criteria
7.13	foreign materials in modules	visual inspection and vernier caliper	carefully check module front side	1) Tin residues L≤3mm, W≤0.5mm, QTY≤3 and not across two grid lines 2) Other foreign material area ≤4mm², QTY≤3 3) no insects, hair of the foreign body component exist 4) Foreign bodies shall not cause internal short circuit, the diameter is less 0.3 mm can be ignored  area ≤4mm², quantity≤3 ,Foreign bodies shall not cause internal short circuit, Judged to be high quality	1) area≤6.25cm², quantity≤3, 2) Hair shape foreign body: L>10mm, quantity≤5 3) Foreign bodies shall not cause internal short circuit  Hair shape foreign body: L > 10mm,quantity≤5 ,Judge graed B	out of Grade B criteria

NO.	Item	Tools	Methods	Level and requirements Grade A	Grade B	scrap
7.14	glass defect	visual inspection and vernier caliper	Carefully check module front side from different directions	1) round bubble Size <Φ2mm, Φ2-3mm, >Φ3mm, Max. Qty. 5 , 1 , 0 2) oblong bubble Length) <5mm 5-10mm >10mm, Width<0.5mm 5 2 0 Width<1mm , Width>1mm 3) scratches Length< 5mm 5-10mm 10-25mm, Width<1mm 6 pcs, 3 pcs, 1 pcs 4) Distance between each defect >100mm 5) Undissolved matter, impurity, cracks, impression, pinhole, stripe, greasy dirt and other appearance defects on the glass surface are unacceptable. 6) Glass stones: unacceptable 7) open bubbles at glass: 1mm×4.5mm 8) Distance between bubbles<60cm.	out of Grade A  ignore NG  NG	glass is broken
	Glass spots			1) Cells area between the fourth row and the seventh row(on the top), L≤200mm, W≤1.5mm 2) The cells area of the first three rows (top) and the last three rows (end) Spots: L≤150mm, W≤1mm, and the spots should parallel to finger or cover it. 3) cells area of the first three rows (top)and the last three lines(end) spots: L≤150mm,W≤0.5mm,and should perpendicular to the finger 4) Snail track or punctate distribution spots: The module should be kept horizontal, inspect it at four corners, if not visible from 60-80cm.	 NG	
7.15	wrinkle on backsheet	visula inspection and vernier caliper	carefully check backsheet	1) allow slight wrinkle or slight embossment caused by leading wire. 2) if height≤1mm and length≤5cm, allow quantity≤3条 3)not allow height >1mm	L≤20cm ; Quality≤10  L≤20cm , Quality≤10,judge gread B	out of Grade B
7.16	bulge on backsheet	visual inspection and vernier caliper	carefully check backsheet	For bulge, if area≤4mm2, N≤3; If area≤5mm2, N≤1, Total N≤4.	Bulge area ≤50 mm , H ≤1 mm, QTY 2 ≤ 2, bulge can not connect with edge of component  area≤50mm² H≤1mm, quality≤2, to be judged Grade B	Hollow bulge can be judged to B grade
7.17	backsheet bulge	visual inspection and ruler	carefully check backsheet	1) allow slight wrinkle or slight embossment caused by leading wire. 2) if height≤1.5mm and length≤8cm, allow quantity≤3 3)not allow height >1.5mm	out of Grade A	none
7.18	concave backsheet	Naked eye and Ruler	carefully check backsheet	1)circular pit: depth ≤0.8 mm, ignore the area 2) long strip sunk: length≤ 50 mm , depth 0.8 mm, QTY is allowed two 3)rectangular sunk: length ≤ 100 mm , depth 0.8 mm, the QTY≤2 is allowed. (specially for SAIWU backsheet criteria) 4)Long dent :depth≤0.8mm, width≤1mm, If length≤10mm, N≤4; If length≤20mm, N≤2, Total N ≤4 5)Circular dent :depth≤0.5mm, If area≤5mm2,N≤3; If area≤10mm2, N≤1; total N ≤3	out of Grade A	none

<table>
<tr><th rowspan="2">NO.</th><th rowspan="2">Item</th><th rowspan="2">Tools</th><th rowspan="2">Methods</th><th colspan="3">Level and requirements</th></tr>
<tr><th>Grade A</th><th>Grade B</th><th>scrap</th></tr>
<tr><td>7.19</td><td>scratches on backsheet</td><td>Naked eye and Ruler</td><td>carefully check backsheet</td><td>Serious scratch is not allowed. Under the 1000 lux intensity of illumination and 1 meter distance, it is allowed unconspicious scratch</td><td>slight scratch, L≤20mm, not damage polyester file layer, shall use white silica gel to repair
Serious scratch, L>20mm, Or polyester file layer is damaged, must use white silica gel to repair</td><td>Under gread B standard components</td></tr>
<tr><td>7.20</td><td>aluminium frame</td><td>Naked eye and Ruler</td><td>visual inspection and Ruler</td><td>1) A side gap≤0.5mm, B and C sides ≤0.7mm
2) joints at frame corners and installation holes are not allowed burrs.
3) Visual frame deformation is not allowed
4) up &down mismatch of long & short frames: A side ≤0.5mm, C side≤1.0mm
5) burr, aluminum residues, use file to remove, judge to be Grade A
6) Mounting holes check: without missing, mismatch and penetration, can not receive completely.
7) Grounding mark is not missed.
8) Riveting points is not allowed to be off or loose

Use 0.5 mm feeler gauge to measure up & down mismatch of long&short frames from frontside
Use 1 mm feeler gauge component frame C 1.0 mm or less under the surface dislocation</td><td>1) A side gap >0.3mm, B, C surface >0.4mm
2) joints at frame corners and installation holes are not allowed burrs.
3) Deformation of frame ≤ 5 mm , and does not affect nstallation
4) up &down mismatch of long & short frames is out of Grade A

judge grad B
Mounting holes is mismatched obviously</td><td>Frame deformation > 5 mm scrap

Mounting holes do not penetrate
no mounting holes</td></tr>
<tr><td>7.21</td><td>It has scratch, bruise on frame surface, divided into A, B, C sides, see left picture:</td><td>point gauge</td><td>visual inspection</td><td>1)Side A: slight appearance defect, unclear to be seen by naked eyes from 1M distance
2)Side B: length of deep scratch≤10mm, QTY≤2, hollow/scratch/bruise, unclear to be seen by naked eyes from 1M distance
3)Side C: deep scratch≤10mm, QTY≤3, hollow/scratch/bruise, unclear to be seen by naked eyes from 1M distance

A side does not allow metal showing damage</td><td>out of Grade A, meanwhile, do not allow serious damage and deformation.</td><td>Serious bruise or deformation.</td></tr>
</table>

NO.	Item	Tools	Methods	Level and requirements		
				Grade A	Grade B	scrap
7.22	J-BOX	visual inspection and ruler	carefully check J-box	1) without damage and breakage of connecting wires ; 2) the deviation of J- box location is 4mm, the parallelism of J-box and frame ≤4mm; 3) the silicone glue overflowing surrounding edge of J-box should be ≥2mm 4) the root of string connector leads at backsheet opening mouth of J-box shall be airtight completely; 5) diode polarity is consistent, QTY and direction are correct; (clamping type J-box) 6) the covers of J-Box cann't be turnup and loose 7)silicone glue is not allowed to have bubbles 8)clamping type string connector shall be tight completely >5N, If it is soldering type J-box, it requires no empty soldering, leakage soldering; 9)the inside ring of female and male connectors can not be off or loose.	NG 1) box position offset > 1 cm, angle has obvious offset; 2) same criteria with Grade A 	none
7.23	potting quality	visual inspection	carefully check J-box	1) Uncured sealant, unacceptable. Around the bottom of the junction box, sealant overflow should>2mm 2) Incomplete soldering and loose of lead-out wire, unacceptable. Solder slag in the junction box, unacceptable. 3) After pouring, sealant shall cover all of the conductive parts and no visible bubbles on surface, bubble area ≤ 2mm^2, quantity ≤2	out of Grade A criteria NG	无none
7.24	Serial Number	visual inspection	carefully check the glasses	1)Serial number distance to frame> 0; Distance to cells > 0;Cells cannot be covered. 2) If serial number cannot be read (scanning gun) or ID number cannot be identified, unacceptable. 3) serial numbers missing, unacceptable. 4) For identification line, breakpoint should less than 1/4 of one line, and total number ≤3. 5) Bubbles which may cause bar code cannot be scanned, unacceptable.	out of Grade A criteria NG	无none
	label		carefully check the backsheet	1) Correct content and clear printing. 2) Correct adhesive position, no tilt and crease, bubble area ≤2mm^2, quantity ≤2.	NG	
7.25	module size	tape and vernier caliper	carefully check module size	[illegible]	1) module dimension: L 1650 ± 2 ; W 991 ± 2 ; H 40 ±1 2) diagonal line A-B>3mm	out of Grade B

Product	Crystalline solar module	Quality Criteria of EL Test	File Number	SOP-Module-Inspection-EL-01
Type	Sunspark Standard		Version	OK
Operation Manual	EL Test			

Modifier/Date	Auditor/Date	Approver/Date
30/08/2015	25/09/2015	06/10/2015

countersign	

1. Purpose: In order to reduce the defective rate and improve the quality of the modules, so to formulate the online EL test result standard for on-site inspection operations.
2. Scope of application: This requirement applies to determination of the EL test result about the standard series of crystalline silicon solar cell modules of our company.
3. Definition
[illegible]: The surface appearance of cell and the luminance are good after the online EL test.
3.2. NG: The surface luminance has some defect or serious defect which cannot meet the requirement of the class OK after the online EL test.
3.3. If the modules are judged to be NG grade, than this modules put in storage as the degradation product according to the standard of the class NG.
3.4. The definition of cracked cells: It is easy to make the internal fine cracks when the cells affected by thermal stress or external force. The cells are judged to be the cracked cells if a single fine crack length is greater than 50mm and two or more length about one cell is greater than 10mm.
3.5. The definition of failure area: If the part area of cell can' t form circuit with module due to the cracks and debris, this area is judged to be the failure area of one cell.
3.6. The definition of failure cells: If the failure area is greater than the 5% of this cell area due to the cracks, this cell is judged to be failure cell.
3.7. The definition of broken gate cells: The broken gate is that the fine grid line cannot form circuit with the main grid line due to the silver slurry problem or the bad screen printing. The broken gate cell is some cell which the number of the broken gate more than 3 and the area more than 3% of this cell' s area.
3.8. The definition of over-welded cells: The over-welded region is some region of cellwhich cannot form loop with the main grid line because the soldering temperature is too high. The over-welded cell is that the number of over-welded region is more than 3 and the area is larger than the 5% of this cell' s area.
3.9. The definition of black spot cells: The black spot is produced by life expectancy of the minority carrier and silicon dislocation due to the other impurities pollutions.
3.10. The definition of the mixed efficiency:When the cells with different transformation efficiency welded in the same module,the greater transformation efficiency difference, the more mixed efficiency serious especially for the cells with higher transformation efficiency. After the mixed efficiency, the cells with higher transformation efficiency cannot completely play its power generation capacity, resulting in waste.
3.11. definition of loose welding:
Due to temperature difference in the soldering process,lost welding or empty welding caused by the different operation of staff,this causes the edge of main grid line of cell has darken phenomenon after EL test.

3.12. The chart illustration

Name	cracked cells	failure cells	over-welded cells	black spot cells
Requirement	A single fine crack length is greater than [illegible]mm or two crack length are greater than 10mm	The failure area is greater than the 5% of this cell area	The number of over-welded region is more than 3 and the area is larger than the 5% of this cell' s area or the one over-welded area is larger than the 10% of this cell' s area	The black spot area is larger than the half of the cells area.
Figure				

No.	Item	Tools	Methods	Level and requirements		
				Grade A	Grade B	scrap
				The IV curve is normal	The IV curve anomalies	
7.26	I-V curve	sun simulate IV tester	full inspection to IV curve	IV curve is smooth, without steps, refer to the picture at right 		not meet the requirements of the scrap
7.27	Cell cracked (dark lines)	EL tester	Full inspection to EL photos	1) crack QTY ≤8 pcs; single cell QTY≤3; no intersectional cracks; 2) IV curve is normal; 3) invisible crack and its extension line cause failure area of cell≤5%; 4) connected crack is not allowed.	1) crack QTY 3 pcs; single cell QTY 2; intersectional cracks; 2) the IV curve is abnormal; invisible crack and its extension line cause failure area of cell>5%; 3) meet power classification requirements	1) crack QTY 4 pcs 2) intersectional cracks 3) abnormal IV curve 4) invisible crack and its extension line cause failure area of cell 5%
				  5% failure area: about 30 grid lines		
7.28	Dark cell	EL tester	full inspection to the EL photos	Dark cell: whole cell is closed to pure black color, but the main grid line is visible, refer to right shown picture. Dark cell is not allowed.  Normal cell close to pure black, but main grid line is visible	Out of Grade A, and meet the power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap
7.29	Bright spot cell	EL tester	full inspection to EL photos	Grid line is visible on the bright region. Each module with 10 or less is OK  This module is OK	Out of Grade A and meet power classification requirement. more than 10 is NG Not include short circuit.	do not meet power classification and judge to be scrap
7.30	Bright spot cell	EL tester	full inspection to EL photos	Grid line is not visible on the bright region. Each less than 1/5 of grid line length and each module within 3 piece cells is OK  This module is OK	Out of Grade A and meet power classification requirement. Each more than 1/5 of grid line length and each module within the more than 3 cells is NG Not include short circuit.	do not meet power classification and judge to be scrap

NO.	Item	Tools	Methods	Level and requirements			
				Grade A		Grade B	scrap
7.31	finger interruption	EL tester	full inspection to EL photos	The over-welded area or the broken gate area ≤ 15% of the single cell' s area≤1/3 of total number	This module is OK This module is NG	The over-welded area or the broken gate area > 15% of the single cell' s area>1/3 of total number Not include short circuit.	do not meet power classification and judge to be scrap
7.32	dark spot	EL tester	full inspection to EL photos	The black spot cell is allowed due to the grain boundary texture	This module is NG This module is OK	The black spot cell which cannot see the grain boundary texture or the black edge have bright spot is not allowed.	do not meet power classification and judge to be scrap
7.33	Chain stain	EL tester	full inspection to EL photos	Chain stain is not allowed		Out of Grade A and meet power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap
7.34	failure etching	tester	full inspection to EL photos	failure etching is not allowed		Out of Grade A and meet power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap
7.35	Black piece	EL tester	The visual full inspection of the EL photos	Black heart cells are not allowed		Out of Grade A and meet power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap

NO.	Item	Tools	Methods	Level and requirements			
				Grade A		Grade B	scrap
7.36	failure cell	EL tester	full inspection to EL photos	The number of failure cell N≤3; Failure area≤5% of the single cell's area		The number of failure cell N>5, failure area >5% of the single cell's area	do not meet power classification and judge to be scrap
7.37	visual crack cell	EL tester	full inspection to EL photos and use external light source to confirm the appearance	visual crack: from EL image can be seen partial failure area, after use external light source to confirm can be seen physical crack, it is not allowed.		Out of Grade A and meet power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap
7.38	short circuit	EL tester	full inspection to EL photos	short circuit does not allow		Out of Grade A and meet power classification requirement. Not include short circuit.	do not meet power classification and judge to be scrap
7.39	different efficiency cells are mixed	EL tester	full inspection to EL photos	N≤12 Allow the mixed efficiency cells number N≤12		The mixed efficiency cells number N>12	do not meet power classification and judge to be scrap
7.40	module soldering judgement	EL tester	full inspection to EL photos	allow one subsection in one cell with dry soldering		It is not allowed two subsection in one cell with dry soldering	do not meet power classification and judge to be scrap